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                                                                      EXHIBIT 16


                     [Crowe, Chizek and Company LLP Letterhead]




September 12, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by University Bancorp, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated September 12, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,

/s/ Crowe, Chizek and Company LLP

Crowe, Chizek and Company LLP


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